UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)   September 26, 2003


                        Integrated Security Systems, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                      1-11900                 75-2422983
 ----------------------------    ------------------------    -------------------
 (State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


         8200 Springwood Drive, Suite 230, Irving, TX         75063
         --------------------------------------------       ----------
           (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code   (972) 444-8280


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 5.  Other Events.

In exchange for an aggregate of $100,000 cash investment, Integrated Security Systems, Inc. issued a promissory note to C. A. Rundell, Jr., Chairman and Chief Executive Officer of the Company, on September 26, 2003. The promissory note is in the original principal amount of $100,000 and has an annual interest rate of 7%. The promissory note, plus interest, is due on April 1, 2004. Interest is payable in monthly installments on the first day of each month. The promissory note is attached as an exhibit to this Current Report on Form 8-K.

As a part of this transaction, on September 26, 2003, Integrated Security Systems, Inc. issued a stock purchase warrant to C. A. Rundell, Jr., Chairman and Chief Executive Officer of the Company. The stock purchase warrants entitles the Mr. Rundell to purchase from the Company 125,000 fully paid and non-assessable shares of Common Stock, $0.01 par value, of the Company for $0.40 per share. The stock purchase warrant is attached as an exhibit to this Current Report on Form 8-K.


Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

     4.1 Promissory Note, dated September 26, 2003, payable to C. A. Rundell, Jr. in the amount of $100,000.

     4.2 Stock Purchase Warrant, dated September 26, 2003, issued to C. A. Rundell, Jr.




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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Integrated Security Systems, Inc.
                                             (Registrant)



 October 3, 2003                             /s/ C. A. RUNDELL, JR.
 ---------------                             -----------------------------------
 (Date)                                      C. A. Rundell, Jr.
                                             Director, Chairman of the Board and
                                             Chief Executive Officer (Principal
                                             Executive and Financial Officer)







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                                  Exhibit Index

 Exhibit
 Number         Description
 ----------     ----------------------------------------------------------------

 4.1            Promissory  Note,  dated  September  26, 2003,  payable to C. A.
                Rundell, Jr. in the amount of $100,000.

 4.2            Stock Purchase  Warrant,  dated September 26, 2003, issued to C.
                A. Rundell, Jr.






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